Exhibit 21

SUBSIDIARIES

OF

CHESAPEAKE ENERGY CORPORATION

Oklahoma Corporation

Corporations	State of Organization
Arkansas Midstream Gas Services Corp.	Arkansas
Chesapeake Energy Louisiana Corporation	Oklahoma
Chesapeake Energy Marketing, Inc.	Oklahoma
Chesapeake Operating, Inc.	Oklahoma
Diamond Y Enterprise, Incorporated	Pennsylvania
Gene D. Yost & Son, Inc.	Oklahoma

Limited Liability Companies	State of Formation
Appalachia Midstream Services, L.L.C.	Oklahoma
Bluestem Gas Services, L.L.C.	Oklahoma
Carmen Acquisition, L.L.C.	Oklahoma
Chesapeake Appalachia, L.L.C.	Oklahoma
Chesapeake Exploration, L.L.C.	Oklahoma
Chesapeake Land Company, L.L.C.	Oklahoma
Chesapeake Midstream Gas Services, L.L.C.	Oklahoma
Chesapeake Midstream Management, L.L.C.	Delaware
Chesapeake Midstream Operating, L.L.C.	Oklahoma
Chesapeake Royalty, L.L.C.	Oklahoma
CHK Holdings, L.L.C.	Oklahoma
Gothic Production, L.L.C.	Oklahoma
Hawg Hauling & Disposal, LLC	Delaware
Hodges Trucking Company, L.L.C.	Oklahoma
Louisiana Midstream Gas Services, L.L.C.	Oklahoma
MC Mineral Company, L.L.C.	Oklahoma
MidCon Compression, L.L.C.	Oklahoma
Nomac Drilling, L.L.C.	Oklahoma
Oklahoma Midstream Gas Services, L.L.C.	Oklahoma
Texas Midstream Gas Services, L.L.C.	Oklahoma

Partnerships
Chesapeake Louisiana, L.P.	Oklahoma
Chesapeake Midstream Partners, L.P.	Delaware